Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2013 THIRD QUARTER RESULTS

CARMEL, IN, October 24, 2013—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the third quarter of 2013 increased 5.2% to 20,307 compared to 19,298 in the same period in 2012.  Total student enrollment decreased 7.1% to 60,997 as of September 30, 2013 compared to 65,662 as of September 30, 2012.

The company provided the following information for the three and nine months ended September 30, 2013 and 2012:

Financial and Operating Data for the Three Months Ended September 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

			Increase/
	2013	2012	(Decrease)

Revenue	$259.4	$314.7	(17.6)%
Operating Income	$32.1	$70.8	(54.7)%
Operating Margin	12.4%	22.5%	(1,010) basis points
Net Income	$18.9	$42.9	(55.8)%
Earnings Per Share (diluted)	$0.80	$1.83	(56.3)%
New Student Enrollment	20,307	19,298	5.2%
Continuing Students	40,690	46,364	(12.2)%
Total Student Enrollment as of September 30th	60,997	65,662	(7.1)%
Persistence Rate as of September 30th (A)	69.4%	69.8%	(40) basis points
Revenue Per Student	$4,399	$4,740	(7.2)%
Cash, Cash Equivalents and Restricted Cash as of September 30th	$169.3	$175.2	(3.3)%
Bad Debt Expense as a Percentage of Revenue	6.9%	7.3%	(40) basis points
Days Sales Outstanding as of September 30th	42.4 days	26.1 days	16.3 days
Deferred Revenue as of September 30th	$132.2	$119.1	11.0%
Debt as of September 30th	$60.0	$140.0
Weighted Average Diluted Shares of Common Stock Outstanding	23,634,000	23,443,000
Shares of Common Stock Repurchased	0	0
Number of New Colleges in Operation	0	1
Capital Expenditures, Net	$0.9	$3.2	(71.6)%

Financial and Operating Data for the Nine Months Ended September 30th
(Dollars in millions, except per share and per student data)
	2013	2012		Increase/ (Decrease)

Revenue	$807.1	$986.4		(18.2)%
Operating Income	$120.0	$248.8		(51.7)%
Operating Margin	14.9%	25.2%		(1,030) basis points
Net Income	$70.9	$149.9		(52.7)%
Earnings Per Share (diluted)	$3.01	$6.20		(51.5)%
Bad Debt Expense as a Percentage of Revenue	7.0%	5.8%		120 basis points
Revenue Per Student	$13,370	$14,043		(4.8)%
Weighted Average Diluted Shares of Common Stock Outstanding	23,556,000	24,200,000
Shares of Common Stock Repurchased	0	3,025,700	(B)
Number of New Colleges in Operation	0	6
Capital Expenditures, Net	$4.3	$14.8		(71.1)%
________________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $207.9 million or at an average price of $68.72 per share.

The Company adjusted its 2013 internal goal for earnings per share from the range of $3.50 to $4.00 to an adjusted range of $4.00 to $4.20.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2013 third quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Sarah Wolfgang                                                                                               www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	September 30, 2013	December 31, 2012	September 30, 2012
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$168,721	$246,342	$174,458
Restricted cash	612	601	720
Accounts receivable, net	119,529	77,313	89,425
Deferred income taxes	25,687	44,547	19,284
Prepaid expenses and other current assets	18,952	16,162	18,331
Total current assets	333,501	384,965	302,218

Property and equipment, net	174,394	189,890	194,253
Deferred income taxes	54,657	56,112	39,499
Other assets	46,409	41,263	49,080
Total assets	$608,961	$672,230	$585,050

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$61,468	$63,304	$76,358
Accrued compensation and benefits	20,113	21,023	19,729
Other current liabilities	51,285	86,722	19,910
Deferred revenue	132,246	135,900	119,089
Total current liabilities	265,112	306,949	235,086

Long-term debt	60,000	140,000	140,000
Other liabilities	82,852	98,327	78,189
Total liabilities	407,964	545,276	453,275

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 issued	371	371	371
Capital surplus	206,714	206,703	203,095
Retained earnings	1,030,002	959,072	968,545
Accumulated other comprehensive (loss)	(7,715)	(7,930)	(8,970)
Treasury stock, 13,698,990, 13,744,395 and 13,744,474 shares at cost	(1,028,375)	(1,031,262)	(1,031,266)
Total shareholders' equity	200,997	126,954	131,775
Total liabilities and shareholders' equity	$608,961	$672,230	$585,050

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2013	2012	2013	2012

Revenue	$259,416	$314,747	$807,063	$986,366

Costs and expenses:
Cost of educational services	121,994	133,948	371,043	409,829
Student services and administrative expenses	99,130	110,046	306,315	327,779
Loss related to private student loan programs	6,213	0	9,677	0
Total costs and expenses	227,337	243,994	687,035	737,608

Operating income	32,079	70,753	120,028	248,758
Interest income	170	125	376	1,308
Interest (expense)	(915)	(1,021)	(3,180)	(2,822)
Income before provision for income taxes	31,334	69,857	117,224	247,244
Provision for income taxes	12,393	26,997	46,294	97,311

Net income	$18,941	$42,860	$70,930	$149,933

Earnings per share:
Basic	$0.81	$1.83	$3.03	$6.23
Diluted	$0.80	$1.83	$3.01	$6.20

Supplemental Data:
Cost of educational services	47.0%	42.6%	46.0%	41.5%
Student services and administrative expenses	38.2%	35.0%	38.0%	33.2%
Loss related to private student loan programs	2.4%	0.0%	1.2%	0.0%
Operating margin	12.4%	22.5%	14.9%	25.2%
Student enrollment at end of period	60,997	65,662	60,997	65,662
Campuses at end of period	147	147	147	147
Shares for earnings per share calculation:
Basic	23,418,000	23,359,000	23,410,000	24,054,000
Diluted	23,634,000	23,443,000	23,556,000	24,200,000

Effective tax rate	39.6%	38.7%	39.5%	39.4%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$18,941	$42,860	$70,930	$149,933
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,173	6,930	20,816	22,045
Provision for doubtful accounts	17,967	22,873	56,890	57,480
Deferred income taxes	280	(6,021)	16,614	(16,097)
Excess tax benefit from stock option exercises	0	(3)	0	(1,382)
Stock-based compensation expense	3,304	4,291	8,698	13,046
Settlement cost	0	0	(46,000)	0
Other	102	340	467	97
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	164	31	(11)	1,408
Accounts receivable	(13,326)	(38,623)	(98,012)	(98,799)
Accounts payable	(2,427)	(4,419)	(2,012)	(2,518)
Other operating assets and liabilities	2,370	(5,758)	(8,634)	1,008
Deferred revenue	17,769	(2,784)	(4,240)	(107,454)
Net cash flows from operating activities	51,317	19,717	15,506	18,767

Cash flows from investing activities:
Facility expenditures	(81)	(108)	(541)	(493)
Capital expenditures, net	(904)	(3,185)	(4,277)	(14,820)
Acquisition of company, net of cash acquired	(6,953)	0	(6,953)	0
Proceeds from sales and maturities of investments and repayment of notes	91	553	413	216,724
Purchase of investments and note advances	(138)	0	(1,379)	(63,545)
Net cash flows from investing activities	(7,985)	(2,740)	(12,737)	137,866

Cash flows from financing activities:
Excess tax benefit from stock option exercises	0	3	0	1,382
Proceeds from exercise of stock options	0	254	0	8,345
Debt issue costs	0	0	0	(1,525)
Proceeds from revolving borrowings	0	0	0	175,000
Repayment of revolving borrowings	(60,000)	(10,000)	(80,000)	(185,000)
Repurchase of common stock and shares tendered for taxes	(19)	(10)	(390)	(209,370)
Net cash flows from financing activities	(60,019)	(9,753)	(80,390)	(211,168)

Net change in cash and cash equivalents	(16,687)	7,224	(77,621)	(54,535)

Cash and cash equivalents at beginning of period	185,408	167,234	246,342	228,993

Cash and cash equivalents at end of period	$168,721	$174,458	$168,721	$174,458